Exhibit 23.2

                        SADLER, GIBB & ASSOCIATES, L.L.C.
                       Registered with the Public Company
                           Accounting Oversight Board


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Lines, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated October 10, 2011, with respect to the financial statements of Global Lines, Inc. in its registration statement on Form S-1/A relating to the registration of 10,000,000 shares of common stock. We also consent to the reference of our firm under the caption "interests of name experts and counsel" in the registration statement.


/s/ Sadler, Gibb & Associates, LLC
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Sadler, Gibb & Associates, LLC
Salt Lake City, UT
December 28, 2011